Media Contact: The Abernathy MacGregor Group, Inc. Rivian Bell, rlb@abmac.com Sydney Isaacs, sri@abmac.com Tel: 213/630-6550 Pager: 888/477-4319 (24/7)
For Clearlake: Owen Blicksilver Public Relations, Inc. Kristin Celauro, kristin@blicksilverpr.com 732-264-1131 Jennifer Hurson, Jennifer@blicksilverpr.com 845-507-0571
THQ Investor Contact: Lisa Mueller THQ Inc. Investor Relations 818/871-5125

THQ Receives Court Approval for Amended Sale Calendar

AGOURA HILLS, Calif. - Jan. 8, 2013 - THQ Inc. (OTC: THQIQ), a leading worldwide developer and publisher of interactive entertainment software, received approval from the U.S. Bankruptcy Court on the calendar to conduct bidding and complete the sale of the company following an agreement reached between the potential buyer and the committee representing unsecured creditors. The Court approved Clearlake Capital Group, L.P.'s bid for the entire company as the opening bid for an orderly auction process. The Court also approved procedures that allow other interested parties to bid for individual assets or for the entire company, but bids for individual assets will only be considered superior to an aggregate bid for the entire company if the value generated by separate sales were to exceed the price offered by an individual bidder for the entire company.

The new calendar now calls for all bids to be received by January 22, 2013 at 9:00 a.m. ET. The auction will be held later that day at 3:00 p.m. The hearing on the sale will be held at 9:30 a.m. January 23, and the closing will occur January 24.

The Court also approved an amended financing agreement that will support THQ's operations during this period.

“Today's ruling provides a clear path. We will now know definitively by Jan. 23rd where we stand,” confirmed Brian Farrell, Chairman and CEO of THQ. “We appreciate the support of our employees, partners, and suppliers now more than ever.”

THQ is being advised by Centerview Partners LLC and FTI Consulting as its financial advisors and Gibson, Dunn & Crutcher LLP as legal counsel.

For additional information about THQ, please visit www.thq.com. For information regarding the Chapter 11 case, please visit www.kccllc.net/thq.

About THQ

THQ Inc. is a leading worldwide developer and publisher of interactive entertainment software. The company develops its products for all popular game systems, personal computers, wireless devices and the Internet. Headquartered in Los Angeles County, California, THQ sells product through its network of offices located throughout North America and Europe. More information about THQ and its products may be found at http://www.thq.com.

THQ Inc. Caution Concerning Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as "THQ"), including, but not limited to, expectations regarding the agreement with Clearlake and the bankruptcy case. These statements are based upon management's current beliefs and certain assumptions made by management. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, the adverse impact of the bankruptcy case on THQ's business, financial condition and results of operations, including its ability to maintain customer and supplier relationships; THQ's ability to obtain bankruptcy court approval in connection with the bankruptcy case, the actions of THQ's creditors and other third parties with interests in the bankruptcy case, competitive, economic, legal, political, and technological factors affecting our industry, operations, markets, products, or pricing. Readers should carefully review the risk factors and the information that could materially affect THQ's financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal period ended March 31, 2012 and subsequent Quarterly Reports on Form 10-Q, and particularly the discussion of trends and risk factors set forth therein. Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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